Exhibit 99.1
Shoals Technologies Group, Inc. Reports Financial Results for Fourth Quarter 2022
– Revenue Nearly Doubled Year-Over-Year to $94.7 million –
– System Solutions Revenue Increased 150% Year-Over-Year –
– Gross Margin Expanded More Than 950 bps Year-Over-Year –
– Backlog and Awarded Orders Up 43% Year-Over-Year to $428.6 million –
– Provides 2023 Outlook for Continued Strong Growth –
PORTLAND, TN. – February 28, 2023 (GLOBE NEWSWIRE) – Shoals Technologies Group, Inc. (“Shoals” or the “Company”) (Nasdaq: SHLS), a leading provider of electrical balance of system (“EBOS”) solutions for solar, battery storage and electric vehicle charging infrastructure, today announced results for its fourth quarter and full year ended December 31, 2022.
“Shoals set new records for revenue, gross profit, net income, adjusted EBITDA and adjusted net income in both the fourth quarter and full year. Compared to the prior-year periods, fourth quarter and full year revenue grew 97% and 53%, respectively. Versus the same period last year, fourth quarter gross margin increased more than 950 basis points to 42.7%. Demand for our products continues to grow and our higher sales volumes are providing greater leverage on our fixed costs leading to margin expansion,” said Jason Whitaker, Chief Executive Officer of Shoals.
Mr. Whitaker added, “Shoals’ annual revenue growth rate has increased each year since we have been public, despite having more than doubled our revenues over the past three years. That is a reflection both of the strength of the end-markets we serve and the capacity for our products to take share from competing alternatives. I am confident that we will see continued strong growth in 2023 as our new products gain traction in the marketplace, including BLA 2.0 which we recently began quoting and expect to begin shipping during the first half of this year.”
“The strength of demand for our products is underscored by the $428.6 million of backlog and awarded orders that we ended the year with, which represented growth of 43% compared to the same time last year. As a matter of fact, in just the first few weeks of the new year, backlog and awarded orders has hit another record high yet again, as we have continued to win new customers. I am incredibly proud of what Shoals has accomplished over the past several years and that I will leave the Company commercially, operationally and financially stronger than it has ever been,” concluded Mr. Whitaker.
Fourth Quarter 2022 Financial Results
Revenue was $94.7 million, compared to $48.0 million for the prior-year period, an increase of 97% driven by higher sales volumes as a result of greater demand for solar EBOS generally and the Company’s combine-as-you-go system solutions specifically as well as our EV solutions products.

Exhibit 99.1
System Solutions revenue increased 150% while Components revenue decreased 14%, compared to the prior-year period. System Solutions represented 86% of revenue in the quarter versus 68% in the prior-year period.
Gross profit increased 154% to $40.4 million, compared to $15.9 million in the prior-year period. Gross profit as a percentage of revenue increased over 950 basis points to 42.7% compared to 33.1% in the prior-year period, due to a higher proportion of revenue generated from the Company’s combine-as-you-go system solutions, which carry higher margins than its other products, and increased leverage on fixed costs as a result of higher sales volumes.
General and administrative expenses were $14.9 million, compared to $11.0 million during the same period in the prior year. This change was primarily a result of planned increases in payroll expense due to higher headcount to support growth and investment in new product initiatives.
Income from operations increased more than eightfold to $23.4 million, compared to $2.7 million during the same period in the prior year.
Net income was $118.3 million, compared to net loss of $2.2 million during the same period in the prior year. The significant increase in net income was driven by a $110.9 million one-time gain on the termination of the TRA and significantly higher income from operations, offset by higher interest expense. Basic and diluted net income per share was $0.94 and $0.70, respectively, compared to basic and diluted net loss per share of $(0.02) in the prior-year period.
Adjusted EBITDA was $30.1 million, compared to $11.3 million for the prior-year period. Adjusted EBITDA margin increased approximately 840 basis points to 31.8%
Adjusted net income was $25.0 million compared to $0.9 million during the same period in the prior year. Adjusted diluted earnings per share was $0.15 compared to income of $0.01 in the prior-year period.
Backlog and Awarded Orders
The Company’s backlog and awarded orders on December 31, 2022 were $428.6 million, representing an increase of 43%versus the same time last year, reflecting continued robust demand for the Company’s products.
Full Year 2023 Outlook
Based on current business conditions, business trends and other factors, for the full year 2023, the Company expects:
•Revenue to be in the range of $470 million to $510 million
•Adjusted EBITDA to be in the range of $140 million to $155 million
•Adjusted net income to be in the range of $87 million to $97 million
•Interest expense to be in the range of $22 to $26 million
•Capital expenditures to be in the range of $8 to $12 million

Exhibit 99.1

A reconciliation of the Company’s non-GAAP measures to the applicable GAAP measures are found at the back of this release. A reconciliation of Adjusted EBITDA and Adjusted net income guidance, which are forward-looking measures that are not prepared in accordance with GAAP, to the most directly comparable GAAP financial measures, is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty in predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, amortization of intangible assets and the tax effect of such items, in addition to other items we have historically excluded from Adjusted EBITDA and Adjusted net income. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future.
Webcast and Conference Call Information
Company management will host a webcast and conference call on February 28, 2023, at 5:00 p.m. Eastern Time, to discuss the Company's financial results.
Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at https://investors.shoals.com.
The conference call can be accessed live over the phone by dialing 1-855-327-6837 (domestic) or + 1-631-891-4304 (international). A telephonic replay will be available approximately three hours after the end of the call by dialing 1-844-512-2921 or for international callers, + 1-412-317-6671. The pin number for the replay is 10020953. The replay will be available until 11:59 p.m. Eastern Time on March 14, 2023.
About Shoals Technologies Group, Inc.
Shoals Technologies Group, Inc. is a leading provider of electrical balance of systems solutions for solar, storage, and electric vehicle charging infrastructure. Since its founding in 1996, the Company has introduced innovative technologies and systems solutions that allow its customers to substantially increase installation efficiency and safety while improving system performance and reliability. Shoals Technologies Group, Inc. is a recognized leader in the renewable energy industry whose solutions are deployed on over 20 GW of solar systems globally. To learn more about Shoals, please visit the Company's website at https://www.shoals.com.
Investor Relations Contact
Shoals Technologies Group, Inc.
Email: investors@shoals.com
Phone: 615-323-9836

Forward-Looking Statements
This report contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking

Exhibit 99.1
statements include information concerning our possible or assumed future results of operations, business strategies, technology developments, financing and investment plans, dividend policy, competitive position, industry and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” "seek," “should,” “will,” “would” or similar expressions and the negatives of those terms.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, among others, lower growth than anticipated in demand for solar energy projects and EV charging infrastructure; macroeconomic events, including heightened inflation, rise in interest rates and a potential recession; existing electric utility industry, renewable energy and solar energy policies and regulations, and any subsequent changes, which may present technical, regulatory and economic barriers to the purchase and use of solar energy systems that may significantly reduce demand for our products or harm our ability to compete; changes in the United States trade environment, including the imposition of import tariffs and antidumping and countervailing duties; our failure to, or incurrence of significant costs in order to, obtain, maintain, protect, defend or enforce our intellectual property and other proprietary rights; failure to integrate acquired businesses, and delays, disruptions or quality control problems in our manufacturing operations in part due to vendor concentration; and other risks and uncertainties described in the section entitled "Item 1A. Risk Factors" of our periodic reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this report. You should read this report with the understanding that our actual future results may be materially different from what we expect.
Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”)
We define Adjusted EBITDA as net income (loss) plus (i) interest expense, net, (ii) income tax expense, (iii) depreciation expense, (iv) amortization of intangibles, (v) payable pursuant to the TRA adjustment, (vi) gain on termination of TRA, (vii) loss on debt repayment, (viii) equity-based compensation, (ix) acquisition-related expenses, (x) COVID-19 expenses and (xi) non-recurring and other expenses. We define Adjusted Net Income as net income (loss) attributable to Shoals Technologies Group, Inc. plus (i) net income impact from assumed exchange of Class B common stock to Class A common stock as of the beginning of the earliest period presented, (ii) amortization of intangibles, (iii) amortization of deferred financing costs, (iv) payable pursuant to the TRA

Exhibit 99.1
adjustment, (v) gain on termination of TRA, (vi) loss on debt repayment, (vii) equity-based compensation, (viii) acquisition-related expenses, (ix) COVID-19 expenses and (x) non-recurring and other expenses, all net of applicable income taxes. We define Adjusted Diluted EPS as Adjusted Net Income divided by the diluted weighted average shares of Class A common stock outstanding for the applicable period, which assumes the exchange of all outstanding Class B common stock for Class A common stock as of the beginning of the earliest period presented.
Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS are intended as supplemental measures of performance that are neither required by, nor presented in accordance with, GAAP. We present Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS: (i) as factors in evaluating management’s performance when determining incentive compensation; (ii) to evaluate the effectiveness of our business strategies; and (iii) because our credit agreement uses measures similar to Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS to measure our compliance with certain covenants.
Among other limitations, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; in the case of Adjusted EBITDA, does not reflect income tax expense or benefit for periods prior to the reorganization; and may be calculated by other companies in our industry differently than we do or not at all, which may limit their usefulness as comparative measures.
Because of these limitations, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. You should review the reconciliation of net income to Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS below and not rely on any single financial measure to evaluate our business.

Shoals Technologies Group, Inc.
Consolidated Balance Sheets (unaudited)
(in thousands, except shares and par value)

	December 31,
	2022	2021
Assets
Current Assets
Cash and cash equivalents	$8,766	$5,006
Accounts receivable, net	50,575	31,499
Unbilled receivables	16,713	13,533
Inventory, net	72,854	38,368
Other current assets	4,632	5,042
Total Current Assets	153,540	93,448
Property, plant and equipment, net	16,870	15,574
Goodwill	69,941	69,436
Other intangible assets, net	56,585	65,236
Deferred tax assets	291,634	176,958
Other assets	6,325	5,762
Total Assets	$594,895	$426,414

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable	$9,481	$19,985
Accrued expenses and other	17,882	7,728
Deferred revenue	23,259	1,841
Long-term debt—current portion	2,000	2,000
Total Current Liabilities	52,622	31,554
Revolving line of credit	48,000	55,140
Long-term debt, less current portion	189,063	189,913
Payable pursuant to the tax receivable agreement	—	156,374
Other long-term liabilities	4,221	931
Total Liabilities	293,906	433,912
Stockholders’ Equity (Deficit)
Preferred stock, $0.00001 par value - 5,000,000 shares authorized; none issued and outstanding as of December 31, 2022 and 2021	—	—
Class A common stock, $0.00001 par value - 1,000,000,000 shares authorized; 137,904,663 and 112,049,981 shares issued and outstanding as of December 31, 2022 and 2021, respectively	1	1
Class B common stock, $0.00001 par value - 195,000,000 shares authorized; 31,419,913 and 54,794,479 shares issued and outstanding as of December 31, 2022 and 2021, respectively	1	1
Additional paid-in capital	256,894	95,684
Accumulated earnings (deficit)	34,478	(93,133)
Total stockholders’ equity attributable to Shoals Technologies Group, Inc.	291,374	2,553
Non-controlling interests	9,615	(10,051)
Total stockholders’ equity (deficit)	300,989	(7,498)
Total Liabilities and Stockholders’ Equity (Deficit)	$594,895	$426,414

Shoals Technologies Group, Inc.
Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$94,651	$48,046	$326,940	$213,212
Cost of revenue	54,272	32,123	195,629	130,567
Gross profit	40,379	15,923	131,311	82,645
Operating expenses
General and administrative expenses	14,871	11,028	55,908	37,893
Depreciation and amortization	2,134	2,215	9,073	8,520
Total operating expenses	17,005	13,243	64,981	46,413
Income from operations	23,374	2,680	66,330	36,232
Interest expense, net	(5,778)	(3,638)	(18,538)	(14,549)
Payable pursuant to the tax receivable agreement adjustment	(6,675)	2,015	(6,675)	(1,663)
Gain on termination of tax receivable agreement	110,883	—	110,883	—
Loss on debt repayment	—	—	—	(15,990)
Income before income taxes	121,804	1,057	152,000	4,030
Income tax expense	(3,502)	(3,209)	(8,987)	(86)
Net income / (loss)	118,302	(2,152)	143,013	3,944
Less: net income / (loss) attributable to non-controlling interests	5,691	(315)	15,402	1,596
Net income / (loss) attributable to Shoals Technologies Group, Inc.	$112,611	$(1,837)	$127,611	$2,348

			Year Ended December 31, 2022	Period from January 27, 2021 to December 31, 2021
	Three Months Ended December 31,
	2022	2021
Earnings (loss) per share of Class A common stock:
Basic	$0.94	$(0.02)	$1.11	$ (0.00)
Diluted	$0.70	$(0.02)	$0.85	$ (0.00)
Weighted average shares of Class A common stock outstanding:
Basic	120,236	106,233	114,495	99,269
Diluted	168,631	106,233	167,631	99,269

Shoals Technologies Group, Inc.
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Year Ended December 31,
	2022	2021
Cash Flows from Operating Activities
Net income	$143,013	$3,944
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	10,509	10,053
Amortization/write off of deferred financing costs	1,365	5,969
Equity-based compensation	16,108	11,286
Provision for credit losses	200	—
Provision for obsolete or slow-moving inventory	2,073	(1,418)
Deferred taxes	8,406	(1,476)
Payable pursuant to the tax receivable agreement adjustment	6,675	1,663
Gain on termination of tax receivable agreement	(110,883)	—
Gain on sale of assets	—	52
Changes in assets and liabilities, net of business acquisition:
Accounts receivable	(19,207)	818
Unbilled receivables	(3,180)	(9,739)
Inventory	(36,927)	(17,188)
Other assets	244	341
Accounts payable	(11,029)	(3,877)
Accrued expenses and other	10,670	(6,179)
Deferred revenue	21,418	1,668
Net Cash Provided by (Used in) Operating Activities	39,455	(4,083)
Cash Flows Used In Investing Activities
Purchases of property, plant and equipment	(3,154)	(4,126)
Acquisition of a business, net of cash acquired	—	(12,909)
Other	(503)	—
Net Cash Used in Investing Activities	(3,657)	(17,035)
Cash Flows from Financing Activities
Distributions to non-controlling interests	(7,762)	(4,837)
Employee withholding taxes related to net settled equity awards	(1,297)	(137)
Deferred financing costs	—	(94)
Payments on term loan facility	(2,000)	(152,750)
Proceeds from revolving credit facility	46,000	49,140
Repayments of revolving credit facility	(53,140)	(14,000)
Proceeds from issuance of Class A common stock sold in an IPO, net of underwriting discounts and commissions	—	278,833
Purchase of LLC Interests with proceeds from IPO	—	(124,312)
Proceeds from issuance of Class A common stock in follow-on offering, net of underwriting discounts and commissions	42,943	281,064
Purchase of LLC Interests with proceeds from follow-on offering	—	(281,064)
Payment of debt assumed in acquisition	—	(1,537)
Deferred offering costs	(1,463)	(9,704)

Shoals Technologies Group, Inc.
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Year Ended December 31,
	2022	2021
Early termination payment of tax receivable agreement	(58,000)	—
Payment of fees for tax receivable agreement termination	(1,870)	—
Net Cash Provided by (Used in) Financing Activities	(36,589)	20,602
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(791)	(516)
Cash, Cash Equivalents and Restricted Cash—Beginning of Period	9,557	10,073
Cash, Cash Equivalents and Restricted Cash—End of Period	$8,766	$9,557

Shoals Technologies Group, Inc.
Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)
Reconciliation of Net Income to Adjusted EBITDA (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income / (loss)	$118,302	$(2,152)	$143,013	$3,944
Interest expense, net	5,778	3,638	18,538	14,549
Income tax expense	3,502	3,209	8,987	86
Depreciation expense	487	436	1,858	1,701
Amortization of intangibles	2,021	2,272	8,651	8,352
Payable pursuant to the TRA adjustment(a)	6,675	(2,015)	6,675	1,663
Gain on termination of TRA	(110,883)	—	(110,883)	—
Loss on debt repayment	—	—	—	15,990
Equity-based compensation	4,221	4,382	16,108	11,286
Acquisition-related expenses	10	652	42	2,349
COVID-19 expenses(b)	—	70	—	339
Non-recurring and other expenses(c)	—	777	—	2,598
Adjusted EBITDA	$30,113	$11,269	$92,989	$62,857

(a) Represents an adjustment to eliminate the adjustment of the payable pursuant to the TRA.
(b) Represents costs incurred as a direct impact from the COVID-19 pandemic, disinfecting and reconfiguration of facilities, medical professionals to conduct daily screenings of employees and direct legal costs associated with the pandemic.
(c) Represents certain costs associated with non-recurring professional services, our prior private equity owners’ expenses and other costs.

Reconciliation of Net Income Attributable to Shoals Technologies Group, Inc. to Adjusted Net Income (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income / (loss) attributable to Shoals Technologies Group, Inc.	$112,611	$(1,837)	$127,611	$2,348
Net income impact from assumed exchange of Class B common stock to Class A common stock (a)	5,691	(315)	15,402	1,596
Adjustment to the provision for income tax (b)	(1,433)	20	(3,726)	(456)
Tax effected net income / (loss)	116,869	(2,132)	139,287	3,488
Amortization of intangibles	2,021	2,272	8,651	8,352
Amortization of deferred financing costs	342	277	1,365	1,230

Shoals Technologies Group, Inc.
Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Payable pursuant to the TRA adjustment(c)	6,675	(2,015)	6,675	1,663
Gain on termination of TRA	(110,883)	—	(110,883)	—
Loss on debt repayment	—	—	—	15,990
Equity-based compensation	4,221	4,382	16,108	11,286
Acquisition-related expenses	10	652	42	2,349
COVID-19 expenses (d)	—	70	—	339
Non-recurring and other expenses (e)	—	777	—	2,598
Tax impact of adjustments (f)	5,779	(3,409)	1,158	(11,381)
Adjusted Net Income	$25,034	$874	$62,403	$35,914
(a)    Reflects net income to Class A common stock from assumed exchange of corresponding shares of our Class B common stock held by our Founder and management.
(b)    Shoals Technologies Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes with respect to its allocable share of any net taxable income of Shoals Parent LLC. The adjustment to the provision for income tax reflects the effective tax rates below, assuming Shoals Technologies Group, Inc. owns 100% of the units in Shoals Parent LLC.

	Year Ended December 31,
	2022	2021
Statutory U.S. Federal income tax rate	21.0%	21.0%
State and local taxes (net of federal benefit)	3.0%	6.4%
Permanent adjustments	0.2%	1.2%
Effective income tax rate for Adjusted Net Income	24.2%	28.6%
(c)    Represents an adjustment to eliminate the adjustment of the payable pursuant to the TRA.
(d)    Represents costs incurred as a direct impact from the COVID-19 pandemic, disinfecting and reconfiguration of facilities, medical professionals to conduct daily screenings of employees and direct legal costs associated with the pandemic.
(e)    Represents certain costs associated with non-recurring professional services, our prior private equity owners’ expenses and other costs.
(f)    Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding (in thousands, except per share):

Shoals Technologies Group, Inc.
Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Diluted weighted average shares of Class A common stock outstanding, excluding Class B common stock	120,998	106,606	114,803	99,507
Assumed exchange of Class B common stock to Class A common stock	47,633	60,611	52,828	67,429
Adjusted diluted weighted average shares outstanding	168,631	167,217	167,631	166,936

Adjusted Net Income (a)	$25,034	$874	$62,403	$35,914
Adjusted Diluted EPS	$0.15	$0.01	$0.37	$0.22

(a) Represents Adjusted Net Income for the full period in 2021.